UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report May 1, 2014

iMedicor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	95-4696799
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

888-810-7706
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On May 6, 2014 iMedicor, Inc., a provider of portal-based, software services for the healthcare industry, announced that on May 1, 2014 the Board of Directors of iMedicor, Inc. elected Dan Warner to the Board of Directors.

Mr. Warner has over 20 years of finance experience including as a Vice President of International Personal Banking at Citigroup and several senior positions at Crowley Maritime Corporation, an America shipping company with international operations that generate over $2Bn in annual revenue.  Mr. Warner has served as a senior executive at Crowley since 2005 and is presently the Senior Vice President of Finance and Treasurer.  His expertise includes developing strategies involving all aspects of a company’s capital structure including debt, equity and hybrid instruments. Mr. Warner brings expertise in both finance and accounting to iMedicor and is a likely candidate to serve on both the Audit Committee and Compensation Committee.

Thereafter, also on May 1, 2014, the Board of Directors of the Company appointed John Schneller, a Director and the Chairman of the Audit Committee of the Company, as the Chief Financial Officer and the Chief Accounting Officer. Mr. Schneller had previously served as interim Chief Financial Officer and interim Chief Accounting Officer of the Company.  Mr. Schneller has over 25 years of experience in the financial services industry including several senior positions at Wall Street firms as an analyst, investment banker and money manager.  For the past seven years Mr. Schneller served as a Partner and senior investment banker with Scura Paley & Company, a boutique investment banking firm.

Item 9.01, Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release Announcing Election of Dan Warner to Board of Directors
99.2	Press Release Announcing Appointment of John Schneller as Chief Financial Officer and Chief Accounting Officer

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iMedicor, Inc.
(Registrant)

By:	/s/ Robert McDermott
Robert McDermott
President and
Chief Executive Officer

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